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                                                                      Exhibit 3j



                           LETTER OF INTENT REGARDING
                       ASSESSMENT OF EXPLORATION POTENTIAL
                        OF THE XINFANPING COPPER PROJECT
                               OF YANYUAN, SICHUAN

BETWEEN:

        SICHUAN BUREAU OF GEOLOGY AND MINERAL RESOURCES of the Ministry of Geology and Mineral Resources of China (referred to herein as ("MGMR-SICHUAN")

AND:

        MINCO MINING AND METALS CORPORATION (referred to herein as "MINCO")

WHEREAS:

MGMR-SICHUAN and MINCO (the "PARTIES"), have made great progress in the cooperation of exploration and development of mineral resources in Sichuan province, China. In order to enlarge the scope for mutual cooperation, provide a supplementary mineral property to the Chapuzi project, and establish long-term strategic mutual joint venture relationship, during October 8-12, 1996. Mr. Yanying Zhang, Director of MGMR-SICHUAN, and Mr. Ken Cai, the President of MINCO, jointly visited the Xifanping copper Project (the "PROJECT") located in the Yanyuan County, Sichuan province and discussed the cooperation between the Parties to assess the exploration potential of the Project and later jointly explore and exploit the Project.

NOW THEREFORE, in consideration of the premises set out above, and the mutual promises set out below, MGMR-SICHUAN and MINCO agree as follows:

1. After the site visit to the Project, Mr. Yaonan Luo, Chief Geologist of MGMR-SICHUAN, gave Mr. Ken Cai a presentation on the geology and mineralization conditions of Sichuan province. Mr. Cai indicated that Sichuan has great exploration potential because of excellent mineralization conditions and many underexplored mineral properties. The Parties should use Chapuzi as a starting project and further jointly explore and exploit the Shanjiang and Panxi region in Sichuan province.

2. The Parties agree that the Xifanping area, covering 50 square km, is a supplementary property for the further cooperation between the Parties. The Parties will jointly assess the exploration potential of the Project and the possibility of developing a large-scale open pitiable mine on the property.

3. MGMR-SICHUAN will carry out the following works (the "ASSESSMENT WORKS") on the property:

      a) Geological and geochemical survey of 1:10,000 scale to define Cu-Au anomalies;
      b) IP survey along many profiles covering the anomalous area;
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      c) A comprehensive detailed analysis and study of the results of the newly discovered and mineralized No. 80 porphyry system to determine the mineralization characteristics and the prospecting criteria and further establish mineralization model for the Project.

         MINCO will provide MGMR-SICHUAN with free consulting and instruction to the Assessment Works. MGMR-SICHUAN will provide MINCO with all data available for MINCO's evaluation.

4. If the results of the Assessment Works are positive, MGMR-SICHUAN and MINCO will discuss and negotiate to explore and exploit the Project jointly.

5. MGMR-SICHUAN will provide MINCO with the results of the Assessment Works before March 1997. MINCO will analyze the above said results and confirm its interest on the Project before August, 1997.

6. The term of this letter of intent is from its execution date to August, 1997. If MINCO comes to positive conclusion from its assessment of the Project and wishes to proceed, then MINCO will has exclusive rights to invest in the Project. During the term of this agreement, if there is a third party wishes to invest in exploring the Project, MINCO has the right of first refusal on the Project under equal conditions,

7. If MINCO decides not to invest in the Project, MINCO will return all the data (the "Data") provided by MGMR-SICHUAN to MGMR-SICHUAN. MINCO further agree to preserve the confidentiality of all the Data and not to transfer the Data to any third party.

IN WITNESS WHEREOF the Parties have duly executed this letter of Intent on this 15th day of October 1996 as evidenced by each signature below.


SICHUAN BUREAU OF GEOLOGY AND MINERAL RESOURCES

REPRESENTATIVE: Mr.  Yanying Zhang (SIGNATURE)

TITLE: Director

MINCO MINING AND METALS CORPORATION

REPRESENTATIVE: Mr. Ken Cai (SIGNATURE)

TITLE: President and Chief Executive Officer

(THIS IS A ENGLISH TRANSLATION FROM THE ORIGINAL LETTER OF INTENT WRITTEN AND SIGNED IN CHINESE)